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                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                          c/o Prudential Capital Group
                              Four Gateway Center
                           Newark, New Jersey 07102


June 7, 1993

James F. Zahrn, Treasurer
Springs Industries, Inc.
P.O. Box 70
Fort Mill, SC 29716

Gentlemen:

Reference is made to (i) the Note Agreement dated July 7, 1986 (the "1986 Agreement") and (ii) the Note Agreement dated May 29, 1991 (the "1991 Agreement") each between SPRINGS INDUSTRIES, INC. (the "Company") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), as heretofore amended (collectively, the 1986 Agreement and the 1991 Agreement as heretofore amended are referred to herein as the "Agreements").

Pursuant to the Company's request and subject to the Company's written acceptance hereof, Prudential consents and agrees that effective March 27, 1993:

   1. The definition of "Consolidated Tangible Net Worth" in paragraph 10 of each of the Agreements is amended to read in its entirety as follows:

            "Consolidated Tangible Net Worth" shall mean, as of the time of any determination thereof, the excess of (1) the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit), (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, and
            (iii) the amount of charges for post retirement health and welfare benefits pursuant to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 106 ("SFAS 106") over (2) the sum of treasury stock, unamortized debt discount and expense, goodwill, trademarks, tradenames, patents, deferred charges and other intangible assets (other than those relating to the acquisition of M. Lowenstein Corporation and the unamortized interest rate hedge loss incurred by the Company in April of 1986 in connection with the refinancing of certain debt incurred in connection with such acquisition) and any writeup of the value of any assets after January 4, 1986; all determined on a consolidated basis for the Company and all Subsidiaries in accordance with generally accepted accounting principles.








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James F. Zahrn, Treasurer
Springs Industries, Inc.
June 7, 1993
Page 2




     2. The definition of "Funded Debt" in paragraph 10 of each of the Agreements is amended by deleting clause (i) and substituting in lieu thereof the following new clause (i):

            "(i) any obligation payable more than one year from the date of creation thereof (including any portion thereof which becomes a current liability), which under generally accepted accounting principles is shown on the balance sheet as a liability (excluding reserves for deferred income taxes, reserves for post retirement health and welfare benefits established pursuant to SFAS 106, and other reserves to the extent that such reserves do not constitute an obligation and any unfunded pension liability)";

     3. The definition of "Net Income" in paragraph 10 of each of the Agreements is amended by adding the following sentence at the end of the definition:

            "Provided, however, Net Income as determined pursuant to the preceding sentence shall be increased by the amount of charges recorded during the fiscal quarter ended April 3, 1993, for post retirement health and welfare benefits pursuant to SFAS 106."

     4. The definition of "Restricted Investment" in paragraph 10 of each of the Agreements is amended by deleting clause (vi) and substituting in lieu thereof the following new clause (vi):

            "(vi) Investments in Asahi-Schwebel Co., Ltd. limited to $13,000,000 at any time (exclusive of undistributed earnings) and investments in CS-Interglas A.G. (formerly Interglas A.G.) limited to $26,000,000 at any time (exclusive of undistributed earnings);"








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James F. Zahrn, Treasurer
Springs Industries, Inc.
June 7, 1993
Page 3




If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return them to Prudential, whereupon this letter shall become a binding agreement between the Company and Prudential

                                        Very truly yours,

                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA



                                        By: /s/
                                            -----------------------------
                                            Vice President





The foregoing agreement is hereby accepted as of the date first above written.

SPRINGS INDUSTRIES, INC.



By: /s/
    --------------------------------
    James F. Zahrn, Treasurer